 Exhibit 1.1

Entergy Texas Restoration Funding, LLC
Entergy Texas, Inc.

$545,900,000
Senior Secured Transition Bonds

UNDERWRITING AGREEMENT

October 29, 2009

To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1. Introduction.

  Entergy Texas Restoration Funding, LLC, a Delaware limited liability company (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell $545,900,000 aggregate principal amount of its Senior Secured Transition Bonds (the “Bonds”), identified in Schedule I hereto, to the Underwriters named in Schedule II hereto.  The Issuer and Entergy Texas, Inc., a Texas corporation and the Issuer’s direct parent (“ETI”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters.  If the entity or entities listed in Schedule I hereto (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities.  All obligations of the Underwriters hereunder are several and not joint.  If more than one entity is named in Schedule I hereto as a Representative, any action under or in respect of this underwriting agreement (this “Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).

2. Description of the Bonds.

The issuance of the Bonds is authorized by the Financing Order, Docket No. 37247 (the “Financing Order”), issued by the Public Utility Commission of Texas (the “PUCT”) on September 11, 2009 in accordance with Sections 36.401-36.406 of Subchapter I of Chapter 36 of the Texas Utilities Code (together with Sections 39.301-39.313 of Subchapter G of Chapter 39 of the Texas Utilities Code, the “Financing Act”).  The Bonds will be issued pursuant to an indenture to be dated as of November 6, 2009, as supplemented by a series supplement thereto relating to the Bonds (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”).  The Bonds will be senior secured obligations of the Issuer and will be secured by transition property (as more fully described in the Financing Order, the “Transition Property”) to be sold to the Issuer by ETI pursuant to the Transition Property Purchase and Sale Agreement, to be dated on or about November 6, 2009, between ETI and the Issuer (the “Sale Agreement”).  The Transition Property securing the Bonds will be serviced pursuant to the Transition Property Servicing Agreement, to be dated on or about November 6, 2009, between ETI, as servicer, and the Issuer, as owner of the Transition Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3. Representations and Warranties of the Issuer.

  The Issuer represents and warrants to the several Underwriters that:

(a) The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and each of the Issuer and ETI, in its capacity as sponsor for the Issuer, has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on September 15, 2009  (Registration Nos. 333-161911 and 333-161911-01), as amended by Amendment No. 1 thereto filed on October 20, 2009, including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $550,000,000 aggregate principal amount of the Bonds.  Such registration statement, as amended (“Registration Statement No. 333-161911”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission.  No transition bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-161911 have been previously issued.  References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement No. 333-161911, including any amendment thereto, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 (“Incorporated Documents”), if any, and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first Contract of Sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or Rule 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430B or Rule 430C as appropriate.  The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the “Final Prospectus,” and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus.”

(b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement, and the Indenture, at the Closing Date (as defined below), fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time and as of the Closing Date (as defined below), the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder, and none of such documents include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable instructions, rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or ETI by, or on behalf of, any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry System that are based solely on information contained in published reports of DTC.

(d) As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule, the Expected Sinking Fund Schedule, the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus).  The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ETI by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act.  References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.  References to the term “Applicable Time” mean 4:25 P.M., New York City time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, ETI and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into.  The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each Free Writing Prospectus listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) ETI or the Issuer has promptly notified or will promptly notify the Representatives and (ii) ETI or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ETI by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.

(f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the LLC Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Basic Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Basic Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Basic Documents and as described in the Pricing Prospectus; ETI is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g) The issuance and sale of the Bonds by the Issuer, the purchase of the Transition Property by the Issuer from ETI, the execution, delivery and compliance by the Issuer with all of the provisions of the Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer (an “Issuer Material Adverse Effect”), nor will such action result in any violation of the Issuer’s certificate of formation or the LLC Agreement (collectively, the “Issuer Charter Documents”) or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties.

(h) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have an Issuer Material Adverse Effect, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

(j) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether  considered in a proceeding in equity or at law.  On the Closing Date, the Indenture will (i) comply as to form with the requirements of the Trust Indenture Act and (ii) conform to the description thereof in the Pricing Prospectus and the Final Prospectus.

(k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy; and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and the Final Prospectus.  The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and the Final Prospectus.

(l) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Transition Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

(m) Other than any necessary action of the PUCT, any filings required under the Financing Act or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.

(n) Neither the Issuer nor ETI is, and, after giving effect to the sale and issuance of the Bonds, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) Deloitte & Touche LLP, who have performed certain agreed upon procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(p) Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the LLC Agreement has been duly and validly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy.

4. Representations and Warranties of ETI.

  ETI represents and warrants to the several Underwriters that:

(a) ETI, in its capacity as sponsor with respect to the Bonds, and jointly with the Issuer, has filed with the Commission Registration Statement No. 333-161911 for the registration under the Securities Act of up to $550,000,000 aggregate principal amount of the Issuer’s transition bonds.  Registration Statement No. 333-161911 has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of ETI, threatened by the Commission.

(b) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, ETI was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder, and none of such documents include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or ETI by, or on behalf of, any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(d) As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus).  The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ETI by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.  ETI represents, warrants and agrees that it has treated and agrees that it will treat each Free Writing Prospectus listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or ETI notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) ETI or the Issuer has promptly notified or will promptly notify the Representatives and (ii) ETI or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or ETI by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.

(f) ETI has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of ETI and its subsidiaries considered as a whole (an “ETI Material Adverse Effect”), and has all requisite power and authority to sell the Transition Property as described in the Pricing Prospectus and to otherwise perform its obligations under any Basic Document to which it is a party.  ETI is the beneficial owner of all of the limited liability company interests of the Issuer.

(g) ETI has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(h) The transfer by ETI of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the execution, delivery and compliance by ETI with all of the provisions of the Basic Documents to which ETI is a party, and the consummation by the Issuer and ETI of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ETI is a party or by which ETI is bound or to which any of the property or assets of ETI is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds.

(i) This Underwriting Agreement has been duly authorized, executed and delivered by ETI, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes  a valid and binding obligation of ETI, enforceable against ETI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(j) ETI (i) is not in violation of its certificate of formation or bylaws, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject which would be material to the issue and sale of the Bonds, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject which would be material to the issue and sale of the Bonds.

(k) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving ETI, the Transition Property or the Bonds required to be disclosed in the Pricing Prospectus which is not adequately disclosed in the Pricing Prospectus.

(l) Other than any necessary action of the PUCT, any filings required under the Financing Act or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which ETI makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.

(m) Neither ETI nor the Issuer is, and after giving effect to the sale and issuance of the Bonds, neither ETI or the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(n) Each of the Sale Agreement, the Servicing Agreement and the Administration Agreement has been duly and validly authorized by ETI, and when executed and delivered by ETI and the other parties thereto will constitute a valid and legally binding obligation of ETI, enforceable against ETI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy.

(o) There are no Texas transfer taxes related to the transfer of the Transition Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by ETI or the Issuer.

(p) Deloitte & Touche LLP are independent public accountants with respect to ETI as required by the Securities Act and the rules and regulations of the Commission thereunder.

5. Investor Communications.

(a) The Issuer and ETI represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and ETI and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus, required to be filed by the Issuer or ETI, as applicable, with the Commission or retained by the Issuer or ETI, as applicable, under Rule 433 under the Securities Act; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of the term sheets and each other Free Writing Prospectus identified in Schedule III hereto.

(b) ETI and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final pricing term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for all tranches of the offering of the Bonds.  The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c) Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Term Sheets, subject to the following conditions:

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined below) to any person in connection with the initial offering of the Bonds, unless such Written Communication (A) is made in reliance on Rule 134 under the Securities Act, (B) constitutes a prospectus satisfying the requirements of Rule 430B, (C) constitutes “ABS informational and computational information” as defined in Item 1101 of Regulation AB, (D) is an Issuer Free Writing Prospectus listed on Schedule III hereto or (E) is an Underwriter Free Writing Prospectus (as defined below). “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Transition Bonds and is not required to be filed by ETI or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or the Pricing Term Sheet (including, without limitation, (1) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement,  logistical details related to the location and timing of and access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (2) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and term sheets, including but not limited to Rules 164 and 433 under the Securities Act.

(iii) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Issuer has filed with the SEC for more complete information about Issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or Citigroup Global Markets Inc. toll-free at 1-877-858-5407.

The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, the Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(iv) Each Underwriter covenants with the Issuer and ETI that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the Commission’s website at www.sec.gov.

(v) Each Underwriter agrees and covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus, the liability arising from its use shall be the sole responsibility of the Underwriter using such Underwriter Free Writing Prospectus unless such Underwriter Free Writing Prospectus was consented to in advance by ETI; provided, however, that, for the avoidance of doubt, (A) this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof and (B) no Underwriter shall be responsible for any errors or omissions in an Underwriter Free Writing Prospectus to the extent that such error or omission related to or was derived from any information provided by the Issuer or ETI.

6. Purchase and Sale.

  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto.  The Underwriters agree to make a public offering of the Bonds.  The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $2,183,600.

7. Time and Place of Closing.

  Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives.  The hour and date of such delivery and payment are herein called the “Closing Date”.  Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties have agreed that the Closing Date will be not less than six business days following the date hereof.  The Bonds shall be delivered to DTC or to the Indenture Trustee, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives.  The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase.  If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.  If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours.  If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-tenth (1/10) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b) to procure one or more persons, reasonably acceptable to the Representatives, who are members of FINRA (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or ETI under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.  Termination by the Issuer under this Section 7 shall be without any liability on the part of the Issuer, ETI or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(ii) and 11 hereof.

8. Covenants.

(a) Covenants of the Issuer.  The Issuer covenants and agrees with the several Underwriters that:

(i) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) as in the opinion of Counsel for the Underwriters (as defined below) a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Transition Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will promptly notify the Representatives of such event and, at its expense, amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(ii) The Issuer or ETI will, except as herein provided, pay or cause to be paid, all reasonable costs and expenses of the Issuer, the Indenture Trustee and the Underwriters incident to the performance of the obligations hereunder, including, without limiting the generality of the foregoing, (A) all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters; (B) all costs and expenses incident to the preparation, printing, reproduction and distribution of the Registration Statement as originally filed with the Commission and each amendment or supplement thereto, the Pricing Prospectus (including any amendments and supplements thereto), the Final Prospectus (including any amendments and supplements thereto), and any Issuer Free Writing Prospectuses; (C) all reasonable fees, disbursements and expenses of (1) the Issuer’s counsel, (2) ETI’s counsel, (3) the Indenture Trustee’s counsel, (4) Counsel for the Underwriters, (5) the Issuer’s accountants and (6) ETI’s accountants; (D) all fees charged by the Rating Agencies in connection with the rating of the Bonds; (E) all fees of DTC in connection with the book-entry registration of the Bonds; (F) all costs and expenses incurred in connection with the qualification of the Bonds for sale under the laws of such jurisdictions in the United States as the Representatives may designate, together with costs and expenses in connection with any filing with FINRA with respect to the transactions contemplated hereby (including counsel fees not to exceed $10,000); and (G) and all costs and expenses of printing and distributing all of the documents in connection the Bonds.

(iii) The Issuer will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.  The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

(iv) If the sale of the Bonds provided for herein is not consummated because any condition set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of ETI or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 7) by any of the Underwriters, ETI or the Issuer will reimburse the Underwriters upon demand for the reasonable fees and disbursements of Counsel for the Underwriters, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $200,000, incurred by them in connection with the proposed purchase and sale of the Bonds.  The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(v) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(vi) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(dd) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(vii) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent or affiliate, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission.  The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds.  To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(viii) The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.

(ix) So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) a copy of any filings with the PUCT pursuant to the Financing Act and the Financing Order including, but not limited to, any Issuance Advice Letter or any annual or more frequent True-Up Advice Letters, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.

(b) Covenants of ETI.  ETI covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i) The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.

(ii) ETI, in its capacity as sponsor with respect to the Bonds, will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.

(iii) As soon as practicable, but not later than 16 months after the date hereof, ETI, in its capacity as sponsor with respect to the Bonds, will make generally available to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act with respect to the Bonds.

(iv) ETI, in its capacity as sponsor with respect to the Bonds, will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that neither the Issuer nor ETI shall be required to qualify as a foreign limited liability company or foreign corporation or dealer in securities, file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer or ETI, as applicable, to be unduly burdensome.

(v) ETI, in its capacity as sponsor with respect to the Bonds, will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Pillsbury Winthrop Shaw Pittman LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to ETI and the Issuer.

(vi) To the extent permitted by applicable law and the agreements and instruments that bind ETI, ETI will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(vii) ETI will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(viii) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting ETI, the Bonds or the Transition Property or of which ETI shall be advised in writing by the Representatives shall occur that in ETI’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, ETI will cause the Issuer to promptly notify the Representatives of such event and, at ETI’s or the Issuer’s expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at ETI’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(ix) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, ETI will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(x) ETI will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(xi) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(dd) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by ETI on or after the Closing Date, ETI shall furnish such documents and take such other actions.

(xii) The initial Transition Charge will be calculated in accordance with the Financing Order.

9. Conditions to the Obligations of the Underwriters.

  The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and ETI contained in this Underwriting Agreement, on the part of ETI contained in Article III of the Sale Agreement, and on the part of ETI contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and ETI made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and ETI of their obligations hereunder, and to the following additional conditions:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement.  In addition, all material required to be filed by the Issuer or ETI pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter with the Issuer’s consent and timely provided to the Issuer or ETI shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of ETI and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of ETI or the Issuer, as the case may be, threatened by, the Commission.

(c) Pillsbury Winthrop Shaw Pittman LLP, as Counsel for the Underwriters, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (c) hereto), dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Basic Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Richards, Layton & Finger, P.A., special Delaware counsel for ETI and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding the filing of a voluntary bankruptcy petition.

(e) Richards, Layton & Finger, P.A., special Delaware counsel to ETI and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, regarding certain Delaware security interest matters.

(f) Sidley Austin LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Basic Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code.

(g) Sidley Austin LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, regarding various issues requested by the Representatives, including negative assurances and other corporate matters.

(h) Sidley Austin LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, regarding bankruptcy issues.

(i) Clark Thomas Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, regarding certain Texas constitutional matters relating to the Transition Property.

(j) Sidley Austin LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, regarding certain federal tax matters.

(k) Clark Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, and Sidley Austin LLP, counsel for the Issuer and ETI, each shall have furnished to the Representatives their respective written opinions (substantially in the forms attached as Annex I (k)(1) and Annex I (k)(2) hereto, respectively) to the effect that, with respect to the opinion of  Clark Thomas & Winters, a Professional Corporation, the Transition Property is not subject to the lien of ETI’s Mortgage, Deed of Trust and Security Agreement, dated as of December 31, 2007, as amended by the First Amendment to Mortgage, Deed of Trust and Security Agreement, dated effective as of March 20, 2008, as such amended Mortgage, Deed of Trust and Security Agreement was supplemented and modified, and with respect to the opinion of Sidley Austin LLP, the Transition Property is not subject to the lien of ETI’s Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, as supplemented and modified.

(l) Clark Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (l) hereto), dated the Closing Date, with respect to the characterization of the transfer of the Transition Property by ETI to the Issuer as a “true sale” for Texas law purposes.

(m) Sidley Austin LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (m) hereto), dated the Closing Date, regarding certain federal constitutional matters relating to the Transition Property.

(n) Stradley, Ronon, Stevens & Young LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinion (each substantially in the form attached as Annex I (n) hereto), dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(o) Clark, Thomas & Winters, a Professional Corporation, special regulatory counsel for ETI and the Issuer, shall have furnished to the representatives their written opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, regarding certain Texas regulatory issues.

(p) Clark, Thomas & Winters, a Professional Corporation, special regulatory counsel for ETI and the Issuer, shall have furnished to the representatives their written opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, with respect to the treatment of retail electric provider payments as Transition Charges.

(q) Clark, Thomas & Winters, a Professional Corporation, counsel to ETI and the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (q) hereto), dated the Closing Date, regarding various issues requested by the Representatives, including enforceability and certain Texas perfection and priority issues.

(r) Sidley Austin LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding certain bankruptcy and creditors’ rights issues relating to the Issuer.

(s) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (s) hereto), dated the Closing Date, regarding certain matters of Delaware law.

(t) Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (t) hereto), dated the Closing Date, regarding the possibility and merits of an appeal or attack of the Financing Act.

(u) Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (u) hereto), dated the Closing Date, as to certain Texas tax matters.

(v) Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (v) hereto), dated the Closing Date, as to the consequences of the abolishment of the PUCT or the repeal of the Financing Act by operation of the Texas Sunset Act.

(w) Clark, Thomas & Winters, a Professional Corporation, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (w) hereto), dated the Closing Date, with respect to additional corporate matters.

(x) Dawn A. Abuso, Esq., Senior Counsel—Corporate and Securities of Entergy Services, Inc., shall have furnished to the Representatives her written opinion (substantially in the form attached as Annex I (x) hereto), dated the Closing Date, with respect to additional corporate matters.

(y) Reserved.

(z) On or prior to the date of this Underwriting Agreement and on or before the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds, contained in the Pricing Prospectus, the Final Prospectus or any Free Writing Prospectus, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to Deloitte & Touche LLP reasonably necessary in order for Deloitte & Touche LLP to issue such reports.

(aa) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the Rating Agency letters required by subsection (dd) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Pricing Prospectus.

(bb) The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(cc) Since the respective dates as of which information is given in each of the Registration Statement and the Pricing Prospectus, and as of the Closing Date, there shall have been no (i) material adverse change in the business, property or financial condition of ETI and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (ii) adverse development concerning the business or assets of ETI and its subsidiaries, taken as a whole, or the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of ETI and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would be reasonably likely to result in a material adverse change in the Transition Property, the Bonds or the Financing Order.

(dd) At the Closing Date, (i) the Bonds shall be rated at least “Aaa”, “AAA”, and “AAA” by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Fitch, Inc. (“Fitch”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s, S&P and Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(ee) The Issuer and ETI shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of ETI and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and ETI herein, in the Sale Agreement, the Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and ETI of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (cc) of this Section 9 and as to such other matters as the Representatives may reasonably request.

(ff) An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PUCT and shall have become effective.

(gg) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Financing Act, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Texas.

(hh) On or prior to the Closing Date, ETI shall have funded the capital subaccount of the Issuer with cash in an amount equal to $2,729,500.

(ii) The Issuer and ETI shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to such Closing Date.

(jj) On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of (i) a certificate that attaches a true, correct and complete copy of the Financing Order and certifies such copy to be the act and deed of the PUCT and (ii) a certificate that states the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented as of the Closing Date.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (i) include the Underwriters as addressees or (ii) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10. Conditions of Issuer’s Obligations.

  The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the issuance advice letter described in Section 9(ff) shall have become effective.  In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters.  Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(ii) and 11 hereof.

11. Indemnification and Contribution.

(a) ETI and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, and its directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any information prepared by or on behalf of the Issuer or ETI and provided to the Underwriters, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor ETI  will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or ETI  by or on behalf any Underwriter through the Representatives specifically for inclusion therein it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto, or arises out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of entry into the contract for such sale of the Bonds) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the entry into the contract for the sale of the Bonds to such person, unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of entry into the contract for such sale of the Bonds) at the time of entry into the contract for such sale of the Bonds.

(b) Each Underwriter severally agrees to indemnify and hold harmless ETI  and the Issuer, each of their directors, officers and managers, each of their officers, directors or managers who signs the Registration Statement, and each person who controls ETI  or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to written information relating to such Underwriter furnished to the Issuer or ETI  by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) ETI and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement.  In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, that if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action).  Each of ETI, the Issuer and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, ETI , the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and ETI, on the one hand, and by such Underwriter, on the other hand, from the offering of the Bonds .  If the allocation provided by the immediately preceding sentence is unavailable for any reason, ETI, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of ETI, the Issuer and the applicable Underwriter respectively in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by ETI, the Issuer or such Underwriter, as the case may be.  ETI, the Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director or officer of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or ETI  within the meaning of either the Securities Act or the Exchange Act, each director, officer or manager of the Issuer or ETI  who shall have signed the Registration Statement and each director, officer or manager of the Issuer or ETI  shall have the same rights to contribution as the Issuer or ETI , subject in each case to the applicable terms and conditions of this paragraph (d).  The Underwriters’ obligations in this Section 11 to contribute are several in proportion to the respective principal amounts of Bonds set forth opposite their names in Schedule II hereto and not joint.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting fees, discounts and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

12. Termination.

  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to ETI and the Issuer prior to delivery of and payment for the Bonds, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Issuer or ETI  or (B) the Transition Property, the Bonds, the Financing Order or the Financing Act, the effect of which, in either case and in the reasonable judgment of the Representatives, materially impairs the investment quality of the Bonds  or makes it impractical or inadvisable to market the Bonds, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by federal, State of New York or State of Texas authorities, (iv) there shall have occurred a material disruption in securities settlement, payment or clearing systems, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war  or (vi) there shall have occurred any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Bonds  as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

13. Absence of Fiduciary Relationship.

  Each of the Issuer and ETI  acknowledges and agrees that the Issuer and ETI, respectively, each have arm’s length business relationships with Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., RBS Securities Inc. and Loop Capital Markets, LLC, and their respective affiliates, that create no fiduciary duty on the part of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., RBS Securities Inc. and Loop Capital Markets, LLC, and their respective affiliates, in connection with all aspects of the transactions contemplated by this Underwriting Agreement, and each such party expressly disclaims any fiduciary relationship.  Nothing in this Section is intended to modify in any way the Underwriters’ obligations expressly set forth in the Underwriting Agreement.  Notwithstanding any other provision of this Underwriting Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuer and ETI  (and each employee, representative or other agent of the Issuer or ETI , as the case may be) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer or ETI  relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal, state or local income tax treatment of the sale of the transition property, the collection of the transition charges or the payment on the Bonds, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal, state or local income tax treatment of the transactions contemplated hereby.

14. Notices.

  Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Underwriting Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper first class postage prepaid, at the addresses specified below until otherwise provided, in writing, by the respective parties:

If to the Representatives:
c/o          Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention:  Investment Banking Division
Facsimile:  212-507-8999

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention:  General Counsel
Facsimile:  212-816-7912

If to ETI:	Entergy Texas, Inc. 350 Pine Street Beaumont, Texas 77701 Attention: Treasurer

If to the Issuer:	Entergy Texas Restoration Funding, LLC Capital Center 919 Congress Avenue, Suite 840-C Austin, Texas 78701 Attention: Secretary

15. Successors.

  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

16. Applicable Law.

  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Counterparts.

  This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

18. Integration.

  This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, ETI and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among ETI, the Issuer and the several Underwriters.

Very truly yours,

Entergy Texas, Inc

By: __/s/ Frank Williford_______________
 Name:  Frank Williford
Title:  Assistant Treasurer

Entergy Texas Restoration Funding, LLC

By: ___/s/ Steven C. McNeal___________
  Name:  Steven C. McNeal
Title:  Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted by the
Representatives on behalf of the
Underwriters named in Schedule II hereto:

By: Morgan Stanley & Co. Incorporated

By:      /s/ Charles N. Atkins
            Name:  Charles N. Atkins
Title:  Executive Director

By: Citigroup Global Markets Inc.

By:       /s/ Marina Donskaya
Name:  Marina Donskaya
Title:  Director

SCHEDULE I

Underwriting Agreement dated October 29, 2009

Registration Statement Nos.:  333- 161911 and 333-161911-01

Representatives:

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.

c/o          Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attention:  Investment Banking Division
Facsimile:  212-507-8999

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention:  General Counsel
Facsimile:  212-816-7912

Title, Purchase Price and Description of Bonds:

Title:	Entergy Texas Restoration Funding, LLC Senior Secured Transition Bonds

	Total Principal Amount of Tranche	Bond Rate	Price to Public
Tranche A-1	$ 182,500,000	2.12%	99.99329%
Tranche A-2	144,800,000	3.65%	99.97042%
Tranche A-3	218,600,000	4.38%	99.92491%
Total	$ 545,900,000

Aggregate price to be paid to the Issuer by the Underwriters for the Bonds:	$543,497,176
Underwriters’ fees:	$2,183,600
Original Issue Discount (if any):	$219,224
Redemption provisions:	None
Other provisions:	None
Closing Date and Time:	November 6, 2009, 10:00 a.m., New York City time
Closing Location:	Offices of: Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

SCHEDULE II

Principal Amount of Bonds to be Purchased

Name of Underwriters	Tranche A-1	Tranche A-2	Tranche A-3	Total
Morgan Stanley & Co. Incorporated	$ 73,000,000	$ 57,920,000	$ 87,440,000	$218,360,000
Citigroup Global Markets Inc.	45,625,000	36,200,000	54,650,000	136,475,000
Goldman, Sachs & Co.	22,812,500	18,100,000	27,325,000	68,237,500
RBS Securities Inc.	22,812,500	18,100,000	27,325,000	68,237,500
Loop Capital Markets, LLC	18,250,000	14,480,000	21,860,000	54,590,000
TOTAL	$182,500,000	$144,800,000	$218,600,000	$545,900,000

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.           Free Writing Prospectuses not required to be filed with the Commission

Electronic Road Show

B.           Free Writing Prospectuses Required to be filed with the Commission pursuant to Rule 433 of the Securities Act

•	Preliminary Term Sheet, dated October 23, 2009, as filed with the Commission on October 23, 2009

•	Pricing Term Sheet, dated October 29, 2009, as filed with the Commission on October 30, 2009

SCHEDULE IV

DESCRIPTIVE LIST OF UNDERWRITER PROVIDED INFORMATION

A: Pricing Prospectus:
(a)under the heading “UNDERWRITING THE BONDS”:
(i)the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”,
(ii)the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof),
(iii)the last sentence of the second full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”, and
(iv)the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”; and

(b)under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS”, the first sentence under the caption “The absence of a secondary market for a series of transition bonds might limit your ability to resell your transition bonds”.

B. Final Prospectus:
(a)under the heading “UNDERWRITING THE BONDS”:
(i)the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”,
(ii)the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof),
(iii)the last sentence of the second full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”, and
(iv)the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”; and

(b)under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS”, the first sentence under the caption “The absence of a secondary market for a series of transition bonds might limit your ability to resell your transition bonds”.

Annex I(c)

Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the issuance and sale of the Bonds, the Indenture, the other Basic Documents, the Registration Statement and other related matters

1.	The Indenture constitutes a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

2.
The Bonds, upon execution and authentication thereof in accordance with the Indenture and delivery and payment therefor pursuant to the Agreement, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

3.
The statements set forth in the Preliminary Prospectus and the Final Prospectus under the captions “The Bonds” and “Description of the Transition Bonds,” to the extent that such statements purport to constitute summaries of the terms of the Bonds and the Indenture, are accurate in all material respects.

4.
To our knowledge, the Registration Statement has been declared effective under the Securities Act and no stop order with respect thereto has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939.

This opinion letter will also include (i) an opinion as to compliance as to form with respect to the Registration Statement and Final Prospectus and (ii) a negative assurance statement with respect to the Registration Statement, the Pricing Prospectus and Final Prospectus.

Annex I(d)

Opinion of Richards, Layton & Finger, P.A. regarding filing of a voluntary bankruptcy petition

A federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.

Annex I(e)

Opinion of Richards, Layton & Finger, P.A., regarding certain Delaware security interest matters

1.
The Financing Statement is in an appropriate form for filing in the State of Delaware under Section 9-501(a) and 9-516 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) and has been duly filed in the appropriate filing office in the State of Delaware and the fees and documents taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

2.
Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Trustee has a perfected security interest in the Company’s rights in that portion of the Transition Bond Collateral that may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC), and such security interest will be prior to any other security interest in the Transition Bond Collateral granted by the Company that is perfected solely by the filing of financing statements with the Division under the Delaware UCC.  Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Division is the appropriate office in which to file a financing statement to perfect a security interest in collateral except (i) if the collateral is as-extracted collateral or timber to be cut (as described in Section 9-501(a)(1)(A) of the Delaware UCC) or (ii) the financing statement is filed as a fixture filing and the collateral is goods that are or are to become fixtures (as described in Section 9-501(a)(1)(B) of the Delaware UCC).

3.
The Search Report sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Company covering the Filing Collateral as of the Effective Time.  The Search Report identifies no secured party who has filed with the Division a financing statement naming the Company as debtor and describing the Filing Collateral prior to the Effective Time.

4.
Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Company of the filing of the Financing Statement for purposes of Section 9-509 of the Delaware UCC.

5.
Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), for purposes of the Delaware UCC, the Company is a “registered organization” (as defined in Section 9-102(a)(70) of the Delaware UCC).

Annex I(f)

Opinion of Sidley Austin LLP regarding certain aspects of the transactions contemplated by the Basic Documents, including the Indenture and the Trustee’s security interest under the Uniform
Commercial Code

1.	The Indenture has been duly qualified under the Trust Indenture Act and no qualification of the Series Supplement is necessary under the Trust Indenture Act.

2.
All instruments furnished to the Indenture Trustee pursuant to the Indenture and Series Supplement conform to the requirements set forth in the Indenture and Series Supplement and constitute all of the documents required to be delivered under the Indenture and Series Supplement for the Indenture Trustee to authenticate and deliver the Bonds.  All conditions precedent provided for in Sections 2.03 and 2.10 of the Indenture and Section 6 of the Series Supplement relating to the authentication and delivery of the Bonds have been complied with.

3.
The Bonds have been duly executed and delivered by the Issuer and, when duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, as provided in the Underwriting Agreement, the Bonds will constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture and the Series Supplement and the Bonds will be enforceable against the Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.
Each of the Indenture, the Series Supplement, the Administration Agreement, the Sale Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Issuer.  Each of the Indenture, the Series Supplement, the Administration Agreement, the Sale Agreement and the Servicing Agreement is a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each of the Administration Agreement, the Sale Agreement and the Servicing Agreement is a legal, valid and binding agreement of ETI, enforceable against ETI in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.
(a)  The Indenture, together with the Series Supplement, creates in favor of the Indenture Trustee for the benefit of the Secured Parties a valid security interest under Article 9 of the NY UCC to secure the payment of the Secured Obligations in the Issuer’s rights in the Collateral (to the extent such Collateral is of a type in which a security interest can be created under Article 9 of the NY UCC).  Insofar as Section 9-509 of the NY UCC is applicable, the Indenture Trustee is authorized to file the Financing Statement.

(b)  Under Section 9-305(a)(3) of the NY UCC, the local law of the Securities Intermediary’s jurisdiction as specified in Section 8-110(e) of the NY UCC governs perfection, the effect of perfection or nonperfection and priority of a security interest in the Securities Account and Security Entitlements.  Under the Indenture, for purposes of Section 8-110(e) of the NY UCC, the jurisdiction of the Securities Intermediary is the State of New York.

(c)  To the extent that the Collection Account is a Securities Account, the provisions of the Indenture are effective to perfect the security interest of the Indenture Trustee, for the benefit of the Secured Parties, in the Collection Account and the Security Entitlements and, subject to and to the extent provided in Section 9-315 of the NY UCC and the Federal Book-Entry Regulations, identifiable cash proceeds thereof.  Such security interest in the Collection Account and the Security Entitlements will have priority over any security interest in the Collection Account and Security Entitlements created by the Issuer under the NY UCC in favor of any other creditor of the Issuer and perfected by a means other than “control” (within the meaning of Section 9-106 of the NY UCC).

(d)  Insofar as Article 9 of the NY UCC is applicable, (i) pursuant to Section 9-301 of the NY UCC, the law of the location of the debtor governs the perfection by filing of a financing statement of the Indenture Trustee’s security interest in the Collateral; (ii) pursuant to Section 9-307 of the NY UCC, a registered organization that is organized under the law of a State is deemed to be located in that State for purposes of Section 9-301 of the NY UCC; (iii) the Issuer is a “registered organization” as defined in Section 9-102(a)(70) of the NY UCC organized in the State of Delaware; and (iv) therefore, the law of the State of Delaware governs the perfection by filing of the Indenture Trustee’s security interest in the Collateral.

6.
The Registration Statement covering the Bonds has become effective under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

7.
Neither the Issuer nor ETI is now and, assuming that the Issuer uses the net proceeds of the sale of the Bonds for the purpose of acquiring Transition Property in accordance with the terms of the Sale Agreement following the sale of the Bonds to the Underwriters pursuant to the Underwriting Agreement, neither the Issuer nor ETI will be required to be registered under the Investment Company Act of 1940, as amended.

8.
No authorization, approval or consent of any federal governmental body or bodies having jurisdiction in the premises is required for the valid issuance, authentication and delivery of the Bonds and for the valid execution and delivery by the Issuer of each of the Basic Documents except for such authorizations, approvals or consents of federal governmental bodies that have been obtained.

9.
No consent, approval, authorization or other order of, or filing or registration with, any New York State or federal governmental regulatory body under any Applicable Law, other than those already obtained or made,  is required for the consummation by ETI and the Issuer of the transactions contemplated by the Basic Documents and the Underwriting Agreement or in connection with the execution, delivery and performance by ETI or the Issuer of the Basic Documents to which it is a party and the Underwriting Agreement.

10.
The issue and sale of the Bonds by the Issuer, the execution and delivery by the Issuer of each of the Basic Documents and the Underwriting Agreement and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, will not (A) result in the breach or violation of, or constitute a default under, to our knowledge, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party to or by which it is bound or to which its property is subject, or (B) result in a violation of any provision of any Applicable Law or, to our knowledge, any judgment, decree or order of any New York State or federal governmental body or agency or court specifically directed to the Issuer, in any manner which, in the case of this clause (B), would have a material adverse effect on the business of the Issuer or the transactions contemplated by the Underwriting Agreement and the Basic Documents.

11.
The execution and delivery by ETI of, and performance by ETI of its obligations under, each of the Basic Documents to which ETI is a party and the Underwriting Agreement, each in accordance with its terms, will not result in a violation of any provision of any Applicable Law or, to our knowledge, any judgment, decree or order of any New York State or federal governmental body or agency or court specifically directed to ETI, in any manner that would have a material adverse effect on the business of ETI or the transactions contemplated by the Underwriting Agreement and the Basic Documents.

Annex I(g)

Opinion of Sidley Austin LLP, regarding various issues requested by the Representatives, including negative assurances and other corporate matters

[Form of Opinion to be agreed to by the Representatives and Counsel for the Underwriters]

Annex I(h)

Opinion of Sidley Austin LLP regarding bankruptcy issues

If ETI were to become a Debtor (regardless of whether the Issuer is also a Debtor) a United States Bankruptcy Court would hold that the sale of the Transition Property in the manner contemplated under the Sale Agreement constitutes a true sale or other absolute transfer of such Transition Property rather than a borrowing by ETI secured by the Transition Property, and therefore would also hold that (a) the Transition Property (including the revenues and collections thereon) is not property of the estate of ETI under Section 541(a)(1) or 541(a)(6) of the Bankruptcy Code and (b) Section 362(a) of the Bankruptcy Code would not apply to prevent ETI in its capacity as Servicer from paying TC Collections to the Issuer and its assigns.

Annex I(i)

Opinion of Clark Thomas Winters, a Professional Corporation regarding certain Texas constitutional matters relating to the Transition Property

It is our opinion that a reviewing court, in a properly prepared and presented case:

1.	would uphold the validity of the State Pledge;

2.	would conclude that the Texas Constitution does not provide for the amendment or repeal of Subchapter I of Chapter 36 and Subchapter G of Chapter 39 of PURA by citizen initiative or referendum;

3.
(a) would conclude that the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Texas Contract Clause the constitutionality of State Impairment Legislation (other than a law passed by the Legislature in the valid exercise of the State's police power necessary to safeguard the public safety and welfare);

(b) would conclude that PUCT Impairment Action would be treated in the same manner as State Impairment Legislation under the Texas Takings Clause; and

(c) should conclude that Bondholders are entitled to permanent injunctive relief under state law to prevent implementation of State Impairment Legislation or PUCT Impairment Action hereafter passed by the Legislature or otherwise taken in violation of the Texas Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in subpart (5) of Part C below; and

4.
would find a compensable taking under the Texas Takings Clause if (a) it concludes that the Transition Property is property of a type protected by the Texas Takings Clause and (b) the State takes action that, without paying just compensation to the Bondholders, (i) permanently appropriates the Transition Property or denies all economically productive use of the Transition Property; (ii) destroys the Transition Property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the Transition Property, if the action unduly interferes with the Bondholders' reasonable investment backed expectations; provided that, the court's conclusion that a compensable taking had occurred would depend upon its resolution of the issues discussed in Part D below.

We are of the opinion that a reviewing Texas state court would find a compensable taking under the Texas Takings Clause if (a) it concludes that the Transition Property is property of a type protected by the Texas Takings Clause and (b) the State takes action that, without paying just compensation to the Bondholders, (i) permanently appropriates the Transition Property or denies all economically productive use of the Transition Property; or (ii) destroys the Transition Property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the Transition Property, if the action unduly interferes with the Bondholders’ reasonable investment backed expectations.

Annex I(j)

Opinion of Sidley Austin LLP regarding certain federal tax matters

We are of the opinion that for federal income tax purposes: (i) ETI will not be treated as recognizing gross income upon the issuance of the Transition Bonds, (ii) the Issuer will not be subject to federal income tax as an entity separate from ETI (the Issuer’s sole member) and (iii) the Transition Bonds will constitute the indebtedness of ETI.

Annex I(k)(1)

Opinion of Clark Thomas & Winters, a Professional Corporation, regarding ETI’s Mortgage, Deed of Trust and Security Agreement

We are of the opinion that: (1) the Transition Property is not subject to either of the Texas Mortgage Lien or the UCC Lien; (2) ETI is able to sell the Transition Property to the Issuer under the Sale Agreement free and clear of the Texas Mortgage Lien and UCC Lien; and (3) when acquired by the Issuer pursuant to the Sale Agreement, the Transition Property will be of a kind in which a security interest and lien may be created, free and clear of the Texas Mortgage Lien and UCC Lien, in favor of the Bond Trustee.

Annex I(k)(2)

Opinion of Sidley Austin LLP regarding ETI’s Indenture, Deed of Trust and Security Agreement

We are of the opinion that, under New York law, (1) Transition Property is not subject to the lien of the Mortgage, and (2) ETI may sell the Transition Property to the Issuer without any limitations, restrictions or requirements imposed by the Mortgage.

It is further our opinion that ETI’s sale of the Transition Property to the Issuer pursuant to the Sale Agreement will not conflict with, or result in a default under, the Credit Agreement or the Assumption Agreement.

Annex I(l)

Opinion of Clark Thomas & Winters, a Professional Corporation, with respect to the characterization of the transfer of the Transition Property by ETI to the Issuer as a “true sale” for Texas law purposes

We are of the opinion that, under the governing law of the State of Texas, ETI’s transfer of the Transition Property to the Issuer will upon such transfer be treated as a true sale and not as a secured transaction or other financing arrangement and upon such transfer title, legal and equitable, in the Transition Property will pass to the Issuer as provided in Section 39.308 of PURA.

Annex I(m)

Opinion of Sidley Austin LLP regarding certain federal constitutional matters relating to the Transition Property

Contracts Clause

It is our opinion that a reviewing court  of competent jurisdiction, in a properly prepared and presented case:

(i)	would conclude that the State Pledge constitutes a contractual relationship between the Bondholders and the State;

(ii)
would conclude that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Federal Contract Clause the constitutionality of any Legislative Action determined by such court to limit, alter, impair or reduce the value of the Transition Property or the Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged;

(iii)
should conclude that permanent injunctive relief is available under federal law to prevent implementation of Legislative Action hereafter taken and determined by such court to limit, alter, impair or reduce the value of the Transition Property or the Charges so as to cause an Impairment in violation of the Federal Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in subpart B of Part II below; and

(iv)
would conclude that the State would be required to pay just compensation to Bondholders if the State’s repeal or amendment of the Securitization Law or taking of any other action in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Transition Property or denied all economically productive use of the Transition Property; (b) destroyed the Transition Property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the Transition Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds.

Takings Clause

It is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that, under the Federal Takings Clause, a reviewing court would hold that the State would be required to pay just compensation to Bondholders if the State’s repeal or amendment of the Securitization Law or taking of any other action by the State in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Transition Property or denied all economically productive use of the Transition Property; (b) destroyed the Transition Property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the Transition Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds.  As noted earlier, in determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the Bondholders.  There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.

Annex I(n)

Opinion of Stradley, Ronon, Stevens & Young LLP regarding certain matters relating to the Indenture Trustee.

1.	The Trustee is, as of the date of the Good Standing Certificate, validly existing as a banking corporation in good standing under the banking law of the State of New York.

2.	The Indenture has been duly authorized, executed and delivered by the Trustee.

3.	The Indenture constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms.

4.	The Transition Bonds have been duly authenticated and delivered by the Trustee.

Annex I(o)

Opinion of Clark, Thomas & Winters, a Professional Corporation, regarding certain Texas regulatory issues

1.
The Financing Order has been duly authorized and issued by the PUCT in accordance with all applicable Texas laws, rules and regulations (including Subchapter I of Chapter 36 of the Texas Public Utility Regulatory Act (“PURA”), which is also known as, and hereafter referred to as the “Financing Act”); the Financing Order and process by which it was issued comply with all applicable Texas laws, rules and regulations, including the Financing Act; and the Financing Order is in full force and effect, is not presently being appealed, and is final and non-appealable.

2.
The Financing Act was duly enacted by the Legislature of the State of Texas in accordance with all applicable Texas laws and is in full force and effect.  The validity of the Financing Act (insofar as it relates to the transactions contemplated in the Documents) is not the subject of any pending appeal or litigation.  In June 2001, the Supreme Court of Texas in City of Corpus Christi v. Public Utility Commission of Texas, 51 S.W.3d 231 (Tex. 2001), unanimously upheld the constitutionality of the provisions of PURA Chapter 39, Subchapter G, as incorporated by the Financing Act, which are relevant to the transactions contemplated by the Documents under the Texas Constitution.  There has been no challenge to the constitutionality of the Financing Act under the United States Constitution.

3.
The Financing Order authorizes (i) the issuance of the Transition Bonds, (ii) the transfer of the Transition Property (“Transition Property” as defined in Appendix A to the Indenture) to the Issuer, (iii) the imposition of the Transition Charges (“Transition Charges” as defined in Appendix A to the Indenture), and (iv) the periodic adjustments of the Transition Charges, and the sections of the Financing Order authorizing the foregoing are irrevocable.

4.
The Company has contract rights under the Financing Order, including the right to impose, collect, and receive Transition Charges authorized in the Financing Order, that are transferable to Issuer by means of an agreement and become Transition Property when they are first transferred to Issuer in connection with the issuance of the Transition Bonds.

5.
Under the Financing Act, neither the State, the PUCT nor any other Texas governmental entity has the authority, directly or indirectly, legally or equitably, to take or permit any action that impairs the value of the Transition Property, or, except for periodic adjustments required to be made pursuant to the true-up mechanism required by Section 39.307 of PURA, as incorporated in the Financing Act, and specified in the Financing Order, reduce, alter, or impair the Transition Charges until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Transition Bonds have been paid and performed in full.

6.
The Original Transition Property (“Original Transition Property,” as defined in the Sale Agreement) conveyed to the Issuer in the Sale Agreement and the Bill of Sale, including the irrevocable right to impose, collect and receive Transition Charges and the revenues and collections from the Transition Charges, is “transition property” within the meaning of Sections 39.302(8) and 39.304 of PURA Chapter 39, Subchapter G, as incorporated in the Financing Act.

7.
Under the Financing Act, the provisions of that statute are severable, such that if any provision of the Financing Act or its application to any person or circumstance is held invalid by any court of competent jurisdiction, the invalidity will not affect any other provision or the applications of the statute which can be given effect without the invalid provision or application.

8.
The descriptions of provisions of the Financing Act, including the incorporated provisions of PURA Chapter 39, Subchapter G, contained in the Prospectus dated October 23, 2009 and the related Prospectus Supplement dated October 29, 2009 (such Prospectus and related Prospectus Supplement being hereinafter referred to collectively as the “Prospectus”) accurately describe the scope and application of the Financing Act to the transactions contemplated in the Documents.

Annex I(p)

Opinion of Clark, Thomas & Winters, a Professional Corporation, with respect to the treatment of retail electric provider payments as Transition Charges

It is our opinion that the overall structure and language of PURA Chapter 36, Subchapter I and PURA Chapter 39, Subchapter G, the terms of the Financing Order, the terms of Schedule SRC and the language used by the Texas Supreme Court in City of Corpus Christi would lead a court to determine that, if retail choice is implemented in ETI’s service area, the portion of the amounts collected from retail customers by retail electric providers that is attributable to Transition Charges billed to the retail electric providers pursuant to Schedule SRC are “[t]ransition charges” within the meaning of PURA Chapter 36, Subchapter I and PURA Chapter 39, Subchapter G and that the amounts paid by the retail electric providers to the Servicer pursuant to Schedule SRC are also “[t]ransition charges” within the meaning of PURA Chapter 36, Subchapter I and PURA Chapter 39, Subchapter G.

Annex I(q)

Opinion of Clark, Thomas & Winters, a Professional Corporation, regarding various issues, including enforceability and certain Texas perfection and priority issues

1.
Each of the Texas Transaction Documents constitutes the legal, valid, and binding obligation of each Transaction Party that is a party thereto, enforceable against such Transaction Party in accordance with its terms.

2.
In accordance with the Securitization Law, (A) the rights and interests of ETI under the Financing Order, including the right to impose, collect, and receive the transition charges authorized in the Financing Order, are assignable and shall become “transition property” within the meaning of the Securitization Law when they are first transferred to the Issuer in connection with the issuance of Bonds; (B) upon the transfer by ETI of the Transition Property to the Issuer, the Issuer shall have all of the rights of ETI with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including such rights to impose, collect, and receive any amounts payable by any Customer in respect of the Transition Property; (C) the Financing Order approves the issuance by the Issuer of the Bonds in an aggregate principal amount that equals or exceeds the initial Outstanding Amount of the Bonds; and (D) the Bonds are “transition bonds” within the meaning of Section 39.302(6) and Section 36.403(e) of the Securitization Law.

3.
No Governmental Approvals (defined below) are required for the valid issuance, authentication, and delivery of the Bonds or the performance by any Transaction Party of its respective obligations under each Transaction Document to which such Transaction Party is a party, except for (i) the Financing Order and the Governmental Approvals expressly contemplated therein, each of which has been obtained on or prior to the date hereof, and (ii) the filings contemplated by paragraphs 6 and 8 below.

4.
A Texas state court, or a federal court applying Texas conflict-of-law rules, would give effect to the choice of the laws of New York (to the extent so stated therein) as the governing law in the New York Transaction Documents.

5.
Under the terms of Section 39.309(c) of the Securitization Law, the transfer of the Transition Property by ETI to the Issuer is perfected under Section 39.309(c) of the Securitization Law against all third parties, including subsequent judicial or other lien creditors.

6.
A valid and enforceable lien and security interest in the Transition Property has been created and has attached in favor of the Indenture Trustee, on behalf of the Secured Parties, by the Financing Order and the execution and delivery of a security agreement, being the Indenture (as supplemented by the Series Supplement) by the Issuer in connection with the issuance and funding of the Bonds.  Such lien has been perfected in accordance with Section 39.309(b) of the Securitization Law and in accordance with the Financing Order.  Such lien has priority in the order of filing and takes precedence over any subsequent judicial or other lien creditor.  Based on the Search Certificates and our review on the date hereof of an electronic search of the applicable filing records maintained by the Texas Secretary of State, such lien is first priority.

7.	The Search Certificates identify no secured party who has filed with the Texas Secretary of State naming ETI or the Issuer as debtor and describing any of the Transition Bond Collateral for the Bonds.

8.	The Transition Property Notices are in appropriate form for filing pursuant to Section 39.309 of the Securitization Law and pursuant to the TPN Rules with respect to the Transition Property.

9.
All filings, including filings with the PUCT and the Texas Secretary of State, that are necessary under the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Transition Property have been authorized, executed and filed.

Annex I(r)

Opinion of Sidley Austin LLP, regarding certain bankruptcy and creditors’ rights issues relating to the Issuer

We are of the opinion that in a properly presented and argued case, as a legal matter, and based upon existing law, a bankruptcy court would follow applicable state law (in this case Delaware law) and the terms of the LLC Agreement and (A) hold that (i) the bankruptcy or dissolution of ETI would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up, (ii) a judgment creditor of ETI may not satisfy its claims against ETI by asserting those claims directly against the assets of the Issuer, and (iii) the Issuer is a separate legal entity and its existence as a separate legal entity will continue until the cancellation of its Certificate of Formation and (B) dismiss a voluntary petition on behalf of the Issuer upon a showing that it was filed without proper authority under Delaware state law.

Annex I(s)

Opinion of Richards, Layton & Finger, P.A., regarding certain matters of Delaware law

1	The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.	The LLC Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in its capacity as member of the Company, in accordance with its terms.

3.
Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.)(the "LLC Act") and the LLC Agreement, the Company has the limited liability company power and authority to execute and deliver the Transaction Documents and the Transition Bonds and to perform its obligations thereunder.  Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents and the Transition Bonds, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.  Under the LLC Act and the LLC Agreement, upon execution and delivery on behalf of the Company by the Member, any Manager or any officer of the Company, acting singly or collectively, of the Transaction Documents and the Transition Bonds, the Transaction Documents and the Transition Bonds will be duly executed and delivered by the Company.

4.
Neither the execution or delivery by the Company or the Member of the Basic Documents to which it is a party or the Transition Bonds nor the compliance by the Company or the Member, as the case may be, with the terms thereof, nor the consummation by the Company or the Member, as the case may be, of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any Delaware court, or Delaware governmental or Delaware regulatory authority or Delaware agency under the laws of the State of Delaware, except for the filing of the Certificate with the Secretary of State, which Certificate has been duly filed.

5.
Neither the execution and delivery by the Company or the Member of the Basic Documents to which it is a party or the Transition Bonds nor the compliance by the Company or the Member, as the case may be, with the terms thereof, nor the consummation by the Company or the Member, as the case may be, of any of the transactions contemplated thereby conflicts with or constitutes a breach of or default under the Certificate or the LLC Agreement, or violates any law, governmental rule or regulation of the State of Delaware.

6.
Based solely on an inquiry on November ___, 2009, limited to, and solely to the extent reflected on the results of computer searches of, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Company.

7.
If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for any Person to file a voluntary bankruptcy petition on behalf of the Company, the affirmative vote of the Member and the affirmative vote of all the Managers, including all of the Independent Managers, as provided in Section 1.08(b) of the LLC Agreement, is required and (ii) such provision, contained in Section 1.08(b) of the LLC Agreement that requires the affirmative vote of the Member and the affirmative vote of all the Managers, including all of the Independent Managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

8.	Under the LLC Act and the LLC Agreement, the Bankruptcy or dissolution of the Member will not, by itself, cause the Company to be dissolved or its affairs to be wound up.

9.
While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member's share of any profits and losses of the Company and the Member's right to receive distributions of the Company's assets (the "Member's Interest"), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member's Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Company.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Company.

10.	Under the LLC Act (i) the Company is a separate legal entity, and (ii) the existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate.

Annex I(t)

Opinion of Clark, Thomas & Winters, a Professional Corporation, regarding the possibility and merits of an appeal or attack of the Financing Act

A court’s review and determination of whether the securitization financing authorized by PURA Chapter 36, Subchapter I and PURA Chapter 39, Subchapter G violates the United States Constitution would ultimately depend on a court’s essentially ad hoc weighting of the various legal and policy standards placed at issue by the various constitutional theories discussed above.  Nevertheless, in our opinion, PURA Chapter 36, Subchapter I and PURA Chapter 39, Subchapter G would be able to withstand a challenge based on an alleged violation of the United States Constitution.

Annex I(u)

Opinion of Clark, Thomas & Winters, a Professional Corporation, as to certain Texas tax matters

1.
A business entity that is not otherwise engaged in business in Texas for Texas franchise tax purposes will not become subject to Texas franchise tax merely as a result of holding the Transition Bonds.  In this connection, we are not opining whether any activities related to holding the Transition Bonds that are undertaken in Texas by a bondholder, or an employee, agent, or independent contractor on behalf of a bondholder, would cause the bondholder to become subject to Texas franchise tax.  Such related activities include, but are not limited to, making credit investigations of the Issuer, purchasing the Transition Bonds or enforcing the Transition Bonds.

2.
The Issuer will not be subject to income, franchise, gross receipts or any similar tax imposed by the State of Texas with respect to the receipt and ownership of the Transition Property (as defined in the Sale Agreement) and the receipt of Transition Charges authorized under the Financing Order.  In this connection, we are not opining whether the Issuer is exempt from such taxes in connection with the receipt of earnings with respect to investing the Transition Charges and amounts held in reserve accounts created pursuant to the Indenture.

Annex I(v)

Opinion of Clark, Thomas & Winters, a Professional Corporation, as to the consequences of the abolishment of the PUCT or the repeal of the Financing Act by operation of the Texas Sunset Act

We are not aware of any relevant judicial authority construing the provisions of PURA or the Texas Sunset Act in circumstances analogous to those that potentially could be involved in the event the abolishment of the PUCT or repeal of PURA by operation of the Texas Sunset Act affected the bondholders’ rights.  Subject to the qualifications, limitations and assumptions set forth herein, it is our opinion that a reviewing court, in a properly prepared and presented case, would conclude that Texas statutory law provides remedies to protect the bondholders in the event that a portion of PURA is repealed or the PUCT is abolished under the Texas Sunset Act.

Annex I(w)

Opinion of Clark, Thomas & Winters, a Professional Corporation, with respect to additional corporate matters

1.	The Issuer is duly qualified to do business and is in good standing under the laws of the State of Texas.

2.
The execution and delivery by ETI of, and performance by ETI of its obligations under, each of the Subject Documents to which ETI is a party, each in accordance with its terms, will not result in the breach or violation of, or constitute a default under: (i) ETI’s Certificate of Formation and ETI’s By-laws; (ii) the Mortgage, Deed of Trust and Security Agreement, filed with the Texas Secretary of State on December 31, 2007 (filing no. 07-0043737546), dated effective as of December 31, 2007, by ETI in favor of Entergy Gulf States Louisiana, Inc. (now Entergy Gulf States Louisiana, L.L.C.), as amended by the First Amendment to Mortgage, Deed of Trust and Security Agreement, filed with the Texas Secretary of State on March 28, 2008 (filing no. 08-00116583), dated effective as of March 20, 2008, by ETI in favor of Entergy Gulf States Louisiana, L.L.C.; (iii) to the extent, if any, that the laws of the State of Texas would control, the Mortgage and Security Agreement, filed in the State of Louisiana with the Clerk of Court and Recorder of Pointe Coupee Parish, on January 3, 2008 (Mortgage Book 412, Page 084), dated as of December 31, 2007, by ETI in favor of Entergy Gulf States Louisiana, Inc., as amended by the Act of Correction to Mortgage and Security Agreement, filed in the State of Louisiana with the Clerk of Court and Recorder of Pointe Coupee Parish, on March 26, 2008 (Mortgage Book 415, Page 157), dated as of March 20, 2008, by ETI in favor of Entergy Gulf States Louisiana, L.L.C.; (iv) to the extent, if any, that the laws of the State of Texas would control, the Mortgage and Security Agreement, filed in the State of Louisiana with the Clerk of Court and Recorder of Calcasieu Parish, on January 4, 2008 (Mortgage Book 3481, Page 599), dated as of December 31, 2007, by ETI in favor of Entergy Gulf States Louisiana, Inc., as amended by the Act of Correction to Mortgage and Security Agreement, filed in the State of Louisiana with the Clerk of Court and Recorder of Calcasieu Parish, on March 26, 2008 (Mortgage Book 3519, Page 673), dated as of March 20, 2008, by ETI in favor of Entergy Gulf States Louisiana, L.L.C.; or (v) to our knowledge, any law, order, rule or regulation of any court or governmental agency or body of the State of Texas having jurisdiction over ETI or its property, or, to our knowledge, any judgment, decree or order of any such court or governmental agency or body of the State of Texas specifically directed to ETI, in any manner that would have a material adverse effect on the business of ETI or the transactions contemplated in the Subject Documents.

3.
The execution, delivery and performance by ETI of each of the Subject Documents to which ETI is a party and the consummation by ETI of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of ETI, and each of the Subject Documents to which ETI is a party has been duly executed and delivered by ETI.

4.
The issuance and sale of the Bonds by the Issuer, the execution and delivery by the Issuer of each of the Subject Documents and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, will not, to our knowledge, result in the breach or violation of (i) any law, order, rule or regulation of any court or governmental agency or body of the State of Texas having jurisdiction over the Issuer or its property, or (ii) any judgment, decree or order of any such court or governmental agency or body of the State of Texas specifically directed to the Issuer, in any manner that would have a material adverse effect on the business of the Issuer or the transactions contemplated in the Subject Documents.

5.
ETI is a corporation, validly existing and in good standing under the laws of the State of Texas.  ETI is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on (i) the financial condition, results of operations or business of ETI and its subsidiaries, taken as a whole, or (ii) the ability of ETI to perform its obligations under each of the Subject Documents to which it is a party (each of clauses (i) and (ii), being a “Company Material Adverse Effect”).

6.
ETI is a public utility (as defined in the Public Utility Regulatory Act (“PURA”) of the State of Texas), duly authorized by its Certificate of Formation, filed with the Secretary of State of the State of Texas on December 17, 2007 (with an effective date of December 31, 2007) to conduct the business of generating and supplying gas, electric light and power, and steam to the public.  ETI is authorized under the laws of the State of Texas to operate as an electric utility (as defined in PURA) in the areas of the State of Texas in which it currently does so, except where the failure to be so authorized would not have a Company Material Adverse Effect.

7.
ETI has valid and subsisting municipal franchises, licenses or permits authorizing it to operate as an electric utility in all of the municipalities listed in Exhibit A attached hereto (which municipalities ETI has certified to us are all the municipalities served by it from which ETI derives a material amount of electric operating revenues) wherein such a franchise, license or permit is required.

8.
No consent, approval, authorization or other order of, or filing or registration with, any governmental regulatory body of the State of Texas (other than those already obtained or made and other than those as may be required under applicable state securities laws, as to which we do not express an opinion) is required for the consummation by ETI and the Issuer of the transactions contemplated by the Subject Documents or in connection with the execution, delivery and performance by ETI and the Issuer of the Subject Documents.

9.
To our knowledge, based solely upon a certificate of a Senior Counsel of Entergy Services, Inc., there are no legal or governmental proceedings pending or threatened in the State of Texas involving or relating to the Financing Order or the collection of the Transition Charges, in each case: (i) asserting the invalidity of the applicable provisions of Chapter 36, Subchapter I of the Texas Utilities Code, together with Chapter 39, Subchapter G of the Texas Utilities Code (collectively, the “Securitization Law”), the Financing Order, the Sale Agreement, the Bonds and the Subject Documents; (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by the Sale Agreement or by any of the other Subject Documents; (iii) seeking a determination that could reasonably be expected to materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Securitization Law, the Financing Order, the Bonds, the Sale Agreement or the other Subject Documents; or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification, if any, of the Bonds as debt.

10.
Under Section 9.102(71) of the Uniform Commercial Code as in effect in the State of Texas (the “Texas UCC”), a “registered organization” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.  Under Section 9.307(e) of the Texas UCC, a registered organization is located in its jurisdiction of organization.  We understand that the Issuer is a limited liability company duly organized under the laws of the State of Delaware, and, therefore, under Section 9.307 of the Texas UCC, the Issuer is a registered organization located in the State of Delaware.

Annex I(x)

Opinion of Dawn A. Abuso, Esq., Senior Counsel—Corporate and Securities of Entergy
Services, Inc., with respect to additional corporate matters

1.
ETI (i) is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas, (ii) has due corporate power and authority to conduct the business that it is presently conducting as described in the Final Prospectus, to own and operate the properties owned and operated by it in such business, and to execute, deliver and perform its obligations under the Underwriting Agreement and the other Basic Documents to which ETI is a party (collectively, the “ETI Basic Documents”), and (iii) and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on (a) the financial condition, results of operations or business of ETI and its subsidiaries, taken as a whole, or (b) the ability of ETI to perform its obligations under each of the ETI Basic Documents.

2.
The execution, delivery and performance by ETI of each of the ETI Basic Documents and the consummation by ETI of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of ETI and each of the ETI Basic Documents has been duly executed and delivered by ETI.

.
3.
To my knowledge (having made due inquiry with respect thereto), there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving ETI or any of its subsidiaries (including the Issuer), or relating to the Bonds, the Financing Order or the collection of Transition Charges, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and to my knowledge (having made due inquiry with respect thereto), there is no franchise, contract or other document, to or by which ETI or any of its subsidiaries (including the Issuer) is a party or is bound, of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required.

4.
Neither the execution and delivery of any of the ETI Basic Documents, nor the consummation of the transactions contemplated by the ETI Basic Documents by ETI (A) violates or results in any breach of any of the terms or provisions of, or constitutes (with or without notice or lapse of time) a default under ETI’s Certificate of Formation, Bylaws or other organizational documents of ETI, or violates or results in any breach of any of the terms or provisions of, or constitutes (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to me (having made due inquiry with respect thereto) to which ETI is a party or by which ETI is bound, (B) results in the creation or imposition of any lien upon any properties of ETI pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents and the Financing Act), or (C) violates any provision of any law or regulation applicable to ETI or, to my knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to ETI (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction).